Exhibit 4.2

NUMBER	SHARES

______C

CAPITOL ACQUISITION CORP. II

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that	CUSIP 14056V 105

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE COMMON STOCK OF

CAPITOL ACQUISITION CORP. II

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be forced to liquidate if it is unable to complete a business combination within 21 months from the closing of the Corporation’s initial public offering (or 24 months from the closing of the initial public offering if the Corporation has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 21 months from the closing of the initial public offering but has not completed the initial business combination within such 21-month period), all as more fully described in the Corporation’s final prospectus dated ________, 2013

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN	SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

Capitol Acquisition Corp. II

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

     IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated ___________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account only in the event that (i) the Corporation is forced to liquidate because it does not consummate an initial business combination within 21 months from the closing of the Corporation’s initial public offering (or 24 months from the closing of the initial public offering if the Corporation has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 21 months from the closing of the initial public offering but has not completed the initial business combination within such 21-month period) or (ii) if the holder(s) seeks to have his, her or its respective shares of Common Stock converted in connection with any proxy solicitation undertaken by the Company in connection with an initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.